Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279222

PROSPECTUS

1,575,019 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 1,575,019 shares of our common stock and common stock underlying warrants issued pursuant to a private placement of our securities on May 6, 2024 (the “May 2024 Offering”), consisting of (i) 85,100 common shares (the “Shares”), (ii) 530,142 common shares issuable upon the exercise of prefunded warrants with a perpetual term (the “Prefunded Warrants”), (iii) 922,863 common shares issuable upon the exercise of common stock purchase warrants with a term of seven (7) years (the “Common Warrants”) and (iv) 36,914 common shares issuable upon the exercise of placement agent warrants with a term of five (5) years (the “Placement Agent Warrants”). The Shares, Prefunded Warrants, and Common Warrants were issued in the May 2024 Offering pursuant to a securities purchase agreement, dated May 1, 2024 (the “Purchase Agreement”), and the Placement Agent Warrants were issued as partial compensation for placement agent fees. We are registering the Shares and common shares underlying the Prefunded Warrants, Common Warrants, and Placement Agent Warrants (collectively “Warrant Shares”) issuable upon exercise of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants on behalf of the selling stockholders, to be offered and sold by each from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sales by the selling stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the common shares, or both. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. Additional information about how the selling stockholders may sell or otherwise dispose of their shares of common stock is contained in the section of this prospectus entitled “Plan of Distribution” on page 11.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On May 7, 2024, the last reported sale price of our common stock was $7.90 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 9 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 17, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Palisade,” the “Company” and similar designations refer to Palisade Bio, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue;

●	future regulatory, judicial, and legislative changes or developments in the United States (“U.S.”) and foreign countries and the impact of these changes;

●	our ability to successfully develop our technologies and proposed products;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify manufacturers to provide active pharmaceutical ingredients (“API”) and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations and the development of our product candidates;

●	our ability to attract collaborators and partners; and

●	the impact of pandemic, foreign or domestic conflicts, or other global disruptions on our business, our operations, and our supply.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under the heading “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K filed on March 26, 2024 with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 9 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K, before making an investment decision.

Company Overview

We are a pre-clinical stage biotechnology company focused on developing and advancing novel therapies for patients living with autoimmune, inflammatory, and fibrotic diseases. Our lead product candidate, PALI-2108, is being developed as a therapeutic for patients living with inflammatory bowel disease (“IBD”), including ulcerative colitis (“UC”) and Crohn’s disease (“CD”).

Strategy

Our objective is to establish ourselves as a leader in the development of differentiated product candidates targeting the autoimmune, inflammatory, and fibrotic disease markets, which we believe will address a large, well-established need among patients living with autoimmune and inflammatory diseases.

We believe the key elements of our strategy include:

●	advancing our lead product candidate, PALI-2108 into human clinical trials;
●	leveraging our drug development platform infrastructure to identify product candidates that target autoimmune, inflammatory, and fibrotic diseases;
●	pursuing strategic partnerships to further expand our programs and maximize the worldwide potential of our product candidates and platform; and
●	pursuing strategy of in-licensing/acquisition or out-licensing/sale of our product candidates.

PALI-2108

PALI-2108, our lead asset, is currently in the pre-clinical stage of development. We have commenced pivotal pre-clinical studies and anticipate commencing Phase 1 clinical trials during the fourth quarter of 2024. PALI-2108 is a prodrug PDE4 inhibitor that operates through a sophisticated mechanism within colon tissues, targeting the key enzyme phosphodiesterase-4 (PDE4). This enzyme is pivotal in cAMP hydrolysis, and by inhibiting PDE4, intracellular cAMP levels are elevated. This elevation leads to the downregulation of inflammatory cytokines and a reduction in the expression of cell adhesion molecules. By modulating these processes, PALI-2108 effectively prevents the local infiltration and activation of inflammatory cells in the colon tissues, offering a targeted approach for UC treatment. With a galactose-derived sugar moiety, PALI-2108 remains minimally absorbed until activated by the colonic bacterium enzyme β-glucuronidase. This prodrug exhibits colon preference, as demonstrated in DSS-induced UC mouse models and oxazolone colitis-induced mice, showcasing its localized bioactivation and colon-specific distribution.

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Inflammatory Bowel Disease

IBD is a chronic condition characterized by inflammation within the gastrointestinal tract. It encompasses two main disorders: UC and CD. UC primarily affects the colon and the rectum. Inflammation occurs in the innermost lining of the colon leading to ulcers. Symptoms include bloody diarrhea, abdominal pain, bowel urgency, and frequent bowel movements. CD can affect any part of the gastrointestinal tract, from the mouth to the anus. It is characterized by inflammation that extends through multiple layers of the bowel wall. Symptoms include abdominal pain, diarrhea, weight loss, fatigue, and complications such as strictures or fistulas. Both conditions can significantly impact patients’ quality of life in terms of physical health, emotional well-being, and the unpredictability of symptom onset.

IBD affects millions of individuals worldwide, with increasing prevalence and incidence in both developed and developing countries. In the United States, it is estimated that approximately 2.4 million individuals currently have IBD, with approximately 70,000 patients newly diagnosed every year. The prevalence of UC in the United States is approximately 900,000 individuals, and the prevalence of CD in the United States is approximately 800,000 individuals.

Selected Risks Affecting Our Business

Below is a summary of the factors that make an investment in our securities speculative or risky. This summary does not address all the risks that we face nor discusses such risks in detail. Additional discussion of the risks and uncertainties summarized in this risk factor summary, and other risks and uncertainties that we face, are set forth below under the heading “Risk Factors” in the documents that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K filed with the SEC on March 26, 2024.

Risks Related to Our Development, Commercialization and Regulatory Approval of Our Investigational Therapies

●	Our business depends on the successful pre-clinical and clinical development, regulatory approval and commercialization of our recently licensed therapeutic compound, including our lead asset PALI-2108.

●	There are substantial risks inherent in drug development, and, as a result, we may not be able to successfully develop PALI-2108.

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●	We depend on our license agreement with Giiant Pharma, Inc. (“Giiant”) to permit us to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with obligations under the license agreement could materially harm our business and prevent us from developing or commercializing PALI-2108, our lead product candidate.

●	We expect that our operations and development of PALI-2108 will require substantially more capital than we currently have, and we cannot guarantee when or if we will be able to secure such additional funding.

●	There can be no assurance that our product candidates will obtain regulatory approval.

●	If pre-clinical and clinical studies of PALI-2108 do not yield successful results, we may decide to not continue the development of PALI-2108.

●	Even if our clinical studies are successful and achieve regulatory approval, the approved product label may be more limited than we anticipate, which could limit the commercial prospects of PALI-2108.

●	We may in the future conduct clinical trials for PALI-2108 outside the United States (“U.S.”), and the U.S. Food and Drug Administration (“FDA”) and applicable foreign regulatory authorities may not accept data from such trials.

●	We anticipate relying on third-party Contract Research Organizations (“CROs”) and other third parties to conduct and oversee our pre-clinical studies and clinical trials. If these third parties do not meet our requirements or otherwise conduct the studies or trials as required, we may not be able to satisfy our contractual obligations or obtain regulatory approval for, or commercialize, our product candidates.

●	We have entered into a collaborative research agreement with Giiant related to pre-clinical development, which will require the efforts of Giiant and its personnel, which are out of our control.

Risks Related to Our Business

●	We have a limited operating history and have never generated any revenue from product sales.

●	Our business model assumes revenue from, among other activities, marketing or out-licensing the products we develop. PALI-2108 is in the early stages of development and because we have a short development history with PALI-2108, there is a limited amount of information about us upon which you can evaluate our business and prospects.

●	Our common stock could be delisted from the Nasdaq Stock Market if we are unable to maintain compliance with the Nasdaq Stock Market’s continued listing standards.

●	We have received a notification from the Nasdaq Stock Market that our audit committee does not have three (3) independent members as a result of recent director resignations. If we fail to timely appoint an independent director that meets the Nasdaq Stock Market Requirements for audit committees, Nasdaq could delist our common stock.

●	Our success depends on the attracting and retaining of senior management and scientists with relevant expertise.

●	We may choose to discontinue developing or commercializing any of our product candidates, or may choose to not commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect us and our operations.

●	Our inability to successfully in-license, acquire, develop and market additional product candidates or approved products could impair our ability to grow our business.

Risks Related to Our Dependence on Third Parties

●	We expect to rely on collaborations with third parties for the successful development and commercialization of our product candidates.

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●	We anticipate relying completely on third-party contractors to supply, manufacture and distribute clinical drug supplies for our product candidates.

Risks Related to Our Financial Operations

●	We have expressed substantial doubt about our ability to continue as a going concern.

●	We have a history of net operating losses, and we expect to continue to incur net operating losses and may never achieve profitability.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Risks Related to Our Intellectual Property

●	We may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

●	If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

Other Risks Related to Our Securities

●	We will need to raise additional capital in the future to fund our operations, which may not be available to us on favorable terms or at all.

●	Our common stock price may be highly volatile.

●	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

●	Our Board of Directors has broad discretion to issue additional securities, which might dilute the net tangible book value per share of our common stock for existing stockholders.

Corporate Information

The registrant was originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October of 2019, Neuralstem, Inc. changed its name to Seneca Biopharma, Inc. In April of 2021, we effected a merger, whereby Leading BioSciences, Inc. (our operations prior to the completion of a merger with Seneca) became a wholly owned subsidiary of Seneca. In April of 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. Our principal executive offices are located at 7750 El Camino Real, Suite 2A, Carlsbad, California 92009, our telephone number is (858) 704-4900 and our website address is www.palisadebio.com.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

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Reverse Stock Split

On April 5, 2024, we effected a reverse stock split of our outstanding common stock (“Reverse Split”). As a result of the Reverse Split, each of the Company’s shareholders received one (1) new share of common stock for every fifteen (15) shares such shareholder held immediately prior to the effective time of the Reverse Split. The Reverse Split affected all the Company’s issued and outstanding shares of common stock equally. The Reverse Split also affected the Company’s outstanding stock options, warrants and other exercisable or convertible securities and resulted in the shares underlying such instruments being reduced and the exercise price or conversion price being increased proportionately. No fractional shares were issued because of the Reverse Split. Any fractional shares that would have otherwise resulted from the Reverse Split were paid in cash, at an amount equal to the resulting fractional interest in one (1) share of the common stock to which the shareholder would otherwise be entitled, multiplied by the closing trading price of the Common Stock on April 5, 2024. All common stock shares, common stock per share data and shares of common stock underlying convertible preferred stock, stock options and common stock warrants included in the financial statements, including the exercise price or conversion price of such equity instruments, as applicable, were retrospectively adjusted to reflect the effect of the Reverse Split.

May 2024 Private Placement

Securities Purchase Agreement

On May 1, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to sell and issue, in a private placement (the “May 2024 Offering”): (i) 85,100 shares of common stock (the “Shares”) and (ii) 530,142 prefunded warrants with an exercise price of $0.0001 per share, with a perpetual term (the “Prefunded Warrants”), at a purchase price per Share or Prefunded Warrant of $6.5015 (less the applicable exercise price of $0.0001 for each Prefunded Warrant purchased). We additionally issued the investor, 922,863 common stock warrants with an exercise price of $6.314 per share and a term of seven (7) years (the “Common Warrants”). All of the Prefunded Warrants and Common Warrants issued in the May 2024 Offering are immediately exercisable from their date of issuance.

Registration Rights Agreement

In connection with the May 2024 Offering we also entered into a registration rights agreement (“Registration Rights Agreement”) with the Purchaser, whereby the Company agreed to file a registration statement on Form S-3 within 10 days of the date of the closing of the May 2024 Offering, which shall provide for the resale by holder of the Shares and Warrants Shares and to have such registration statement declared effective within 60 days of the date of the Registration Rights Agreement, and to use best efforts to keep such registration statement effective at all times until such date that the Shares and Warrant Shares either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Registration Rights Agreement also provides for the payment of liquidated damages in the event the Registration Statement is not filed on time, is not declared effective within 60 days and for certain other occurrences.

Placement Agent Agreement

Pursuant to a placement agency agreement dated May 1, 2024, we engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), to act as our exclusive placement agent in connection with the May 2024 Offering. As partial consideration for its services, we issued the Placement Agent common stock purchase warrants to purchase an aggregate of 36,914 shares of our Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $10.727 per share and a term of five (5) years. The Placement Agent Warrants are immediately exercisable.

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The Offering

The registration statement of which this prospectus is a part relates to the resale of the (i) Shares sold to the selling stockholder in the May 2024 Offering, (ii) shares of common stock that may be issued to the selling stockholder in connection with the exercise of the Prefunded Warrants and Common Warrants issued in May 2024 Offering, and (iii) shares of common stock that may be issued in connection with the exercise of the Placement Agent Warrants issued to the Placement Agent in the May 2024 Offering.

Common stock offered by the selling stockholders:	1,575,019 shares

Terms of the offering:	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the section of this prospectus entitled “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk factors:	See “Risk Factors” beginning on page 9, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	PALI

The selling stockholders named in this prospectus may offer and sell up to 1,575,019 shares of our common stock.

The selling stockholders are prohibited, subject to certain exceptions, from exercising the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, as applicable, to the extent that immediately prior to or after giving effect to such exercise, the selling stockholder, together with its affiliates and other attribution parties, would own more than 4.99% (or 9.99% with respect to certain selling stockholders and / or certain warrants) of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at a selling stockholder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “PALI.”

Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any proceeds from the sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the Shares sold in the May 2024 Offering and shares of common stock issued to the selling stockholders in connection with the exercise of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, respectively. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 26, 2024, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section of this prospectus entitled “Where You Can Find Additional Information.” Please also read carefully the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the Registration Expenses. Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of their shares.

SELLING STOCKHOLDERS

We are registering the resale of 1,575,019 shares of common stock consisting of (i) 85,100 Shares, (ii) 530,142 common shares issuable upon the exercise of Prefunded Warrants, (iii) 922,863 common shares issuable upon the exercise of Common Warrants and (iv) 36,914 common shares issuable upon the exercise of Placement Agent Warrants held by the selling stockholders identified below to permit such selling stockholders, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner described under the section of this prospectus entitled “Plan of Distribution” (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock the selling stockholders will beneficially own after their sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Under the terms of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, respectively, the selling stockholders may not exercise such warrants or any other warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% with respect to the elections of certain selling stockholders / warrants held) of our then outstanding common stock following such exercise, excluding for purposes of such determination common stock issuable upon exercise of the warrants and such other warrants, which have not been exercised. The number of shares in the second and fourth columns and the percentage in the fourth column reflect this limitation.

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The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the exercise of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, as applicable by the selling stockholders and sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 937,562 shares of common stock outstanding as of May 7, 2024.

	Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	Shares being registered	Amount	% of Class
Armistice Capital, LLC. (3)	85,100	9,384	94,484	9.99%	1,538,105	117,354	4.68%
Ladenburg Thalmann & Co. Inc. (4)	-	47,609	47,609	4.83%	14,766	32,843	3.33%
Nicholas Stergis (5)	-	30,361	30,361	3.14%	22,148	8,213	*
TOTALS	85,100	87,364	172,454	16.85%	1,575,019	158,410	6.98%

* Less than 1%.

(1) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares (“Common Shares”) as to which a shareholder has sole or shared voting power or investment power, and also any Common Shares which the shareholder has the right to acquire within 60 days, including upon exercise of Common Share purchase options or warrants. There were 937,562 Common Shares outstanding as of May 7, 2024. All shares referenced below are Common Shares.

(2) Assumes the exercise of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, each to the extent applicable, and sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholder.

(3) The shares being registered include (i) 85,100 Common Shares issued in the May 2024 Offering, (ii) 530,142 Common Shares underlying Prefunded Warrants issued in the May 2024 Offering, and (iii) 922,863 Common Shares underlying Common Warrants issued in the May 2024 Offering. The Prefunded Warrants are subject to a 9.99% maximum beneficial ownership limitation and the Common Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The total shares owned before the sale excludes (i) 520,758 Common Shares underlying Prefunded Warrants that would be in excess of the 9.99% beneficial ownership limitation, (ii) 922,863 Common Warrants that would be in excess of the 4.99% beneficial ownership limitation and (iii) 117,354 Common Shares underlying previously owned warrants from other offerings of the Company’s securities. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Prefunded Warrants are subject to a beneficial ownership limitation of 9.99% and the Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the respective warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) The shares being registered include 14,766 Common Shares underlying Placement Agent Warrants issued to the selling stockholder in the May 2024 Offering. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Ladenburg is a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the May 2024 Offering. Peter Blum, CEO of Ladenburg, has voting and dispositive control with respect to the securities being offered.

(5) The shares being registered include 22,148 Common Shares underlying Placement Agent Warrants issued to the selling stockholder in the May 2024 Offering. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The selling stockholder is an affiliate of Ladenburg Thalmann & Co. Inc., a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the May 2024 Offering. Nicholas Stergis has voting and dispositive control with respect to the securities being offered.

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Relationship with Selling Stockholders

As discussed in greater detail above under the section of this prospectus entitled “Prospectus Summary” we entered into agreements with the selling stockholders pursuant to which they acquired the Shares, Prefunded Warrants, Common Warrants, and Placement Agent Warrants, as applicable, and agreed, pursuant to a registration rights agreement to file a registration statement to enable the resale of the shares of common stock and shares of common stock issuable upon the exercise of the respective warrants.

Except for Ladenburg Thalman & Co. Inc. who served as our placement agent with respect to the May 2024 Offering, as well as placement agent or underwriter in a number of our prior offerings, none of the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the Shares or shares of common stock issued and issuable upon exercise of the Prefunded Warrants, Common Warrants, and Placement Agent Warrants, to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder (each hereafter, the “Selling Stockholder”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPERTS

The consolidated financial statements of Palisade Bio, Inc. as of December 31, 2023 and 2022 and for the years then ended, incorporated by reference in this Prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Silvestre Law Group, P.C., Westlake Village, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the “Investor” section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www. palisadebio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, including the Part III information contained therein;

●	our Current Reports on Form 8-K filed on January 29, 2024, February 1, 2024, February 13, 2024, March 6, 2024, March 27, 2024, April 5, 2024, April 10, 2024, May 3, 2024; and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to Palisade Bio, Inc. at 7750 El Camino Real, Suite 2A, Carlsbad, California 92009 Attn: Secretary, or by telephone (858) 704-4900.

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1,575,019 SHARES OF COMMON STOCK

PROSPECTUS

MAY 17, 2024